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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of United HealthCare Corporation of our report dated January 27, 1995 with respect to the consolidated balance sheets of GenCare Health Systems, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for each of years in the three-year period ended December 31, 1994, which report appears in the Form 8-K/A of United HealthCare Corporation dated January 3, 1995 and to the reference to our firm under the heading "Experts" in the prospectus.

          Our report refers to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments and Debt and Equity Securities" in 1994.



                                               KPMG PEAT MARWICK LLP


St. Louis, Missouri
March 20, 1996